PPHC Q4 and FY 2025 Results March 23, 2026

2 Forward-Looking Statements This Presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve risks and uncertainties. Forward-looking statements are often identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions, or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements regarding the Company’s future financial performance, business strategy, market opportunities, anticipated financial position, liquidity and capital needs, and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations and assumptions of the Company’s management, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, including as detailed in our filings with the Securities and Exchange Commission (the "SEC"). Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. It is not possible for our management to predict all risks, many of which are outside the control of the Company, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those discussed in the forward-looking statements. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements and we cannot guarantee any future performance, conditions or results. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Copies or our filings with the SEC can be found on our investor relations website (investors.pphcompany.com) or on the SEC website (www.sec.gov). Industry Information Market data and estimates used throughout this Presentation are based on information from independent third parties and other publicly available information in addition to management’s internal estimates. Such data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. No representations or warranties are made by the Company or any of its affiliates as to the accuracy of any such information. Projections, assumptions and estimates of the future performance of the industry in which the Company operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in management’s estimates and beliefs and in the estimates prepared by independent parties. Disclosures

3 Non-GAAP Financial Measures Our management uses a variety of financial and operating metrics to analyze our performance. These metrics are significant factors in assessing our operating results and profitability. These financial and operating metrics include Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA Including M&A expense, Adjusted net income, Adjusted EPS basic, Adjusted EPS fully diluted, Organic Revenue Growth, and Adjusted Free Cash Flow which are financial measures not recognized under US GAAP. These non-GAAP financial measures are used by management to measure our operating performance, but may not be directly comparable to similar measures, such as EBITDA or Adjusted EBITDA, relied on or reported by other companies, including other companies in our industry. We believe excluding items that neither relate to the ordinary course of business nor reflect our underlying business operating performance, such as equity-based compensation, the amortization of acquired intangible assets, acquisition-related post-combination compensation and contingent consideration, gains on bargain purchase price, interest and tax enables meaningful period-to-period comparisons of our operating performance. We also use these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that the exclusion of equity-based compensation expense such as stock options, RSAs, RSUs and equity-based compensation related to retained Pre-UK IPO shares granted in relation to our listing on the London Stock Exchange, is appropriate because it eliminates the impact of non-cash expenses for equity-based compensation costs that are based upon valuation methodologies and assumptions that can vary significantly over time due to factors that are (i) unrelated to our core operating performance, and (ii) can be outside of our control. Although we exclude equity-based compensation expenses from our non-GAAP measures, equity compensation has been, and will continue to be, an important part of our future compensation and retention strategy and a significant component of our future expenses that may increase in future periods. Additionally, we believe the exclusion of compensation expense related to share appreciation rights, which are cash settled, is unrelated to our core operating performance in addition to the fact that share appreciation rights are no longer part of our compensation plans going forward. We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net loss before depreciation, interest income, interest expense, income tax expense, mergers and acquisitions (“M&A”) expenses, long-term incentive program charges, share-based accounting charges, post-combination compensation charges, impairment, change in fair value of contingent consideration, gain on bargain purchase price net of deferred taxes and amortization of intangible assets. Adjusted EBITDA Incl. M&A expense we define as net loss before depreciation, interest income, interest expense, income tax expense, long-term incentive program charges, share-based accounting charges, post-combination compensation charges, change in fair value of contingent consideration, gain on bargain purchase price net of deferred taxes and amortization of intangible assets. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. While our Adjusted EBITDA may not be directly comparable to the EBITDA or other measures used by others, we believe it helps provide a clearer picture of the underlying performance of the business by removing certain expenses tied to specific historical acquisitions, including post-combination compensation charges, as well as non-cash charges such as depreciation and amortization of intangibles. Additionally, we believe that Adjusted EBITDA provides investors and management with operating results that reflect our core operating activity of serving clients by removing the highly variable M&A costs expenditure. We define Adjusted Net Income, which is a non-GAAP financial measure, as consolidated net loss before long-term incentive program charges, share-based accounting charges, post-combination compensation charges, change in fair value of contingent consideration, impairment, gain on bargain purchase price net of deferred taxes and amortization of intangible assets. We use Adjusted Net Income for the purpose of calculating Adjusted Earnings per Share ("Adjusted EPS", being referenced as either "Adjusted EPS, basic" or "Adjusted EPS, fully diluted"). Management uses Adjusted EPS diluted to assess total group operating performance on a consistent basis. We define Adjusted Net Income as net income excluding the impact of long-term incentive program charges, share-based accounting charges, post-combination compensation charges, change in fair value of contingent consideration, gain on bargain purchase price net of deferred taxes and amortization of intangible assets. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with a clearer picture of our underlying business operating results. We define Adjusted Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less cash payments for purchases of property and equipment and less acquisition related payouts classified in operating cash flows specifically changes in prepaid post combination payments, changes in other liability (liability classified earnout obligations) and changes in contingent consideration. We believe this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with useful supplemental information on our ability to generate cash for ongoing business operations and capital deployment. We define Net Cash (Debt) as total unrestricted cash and cash equivalents less the total principal amount of debt outstanding. The total principal amount of debt outstanding is comprised of the long-term debt and current maturities of long- term debt as presented in our consolidated balance sheets adding back any debt issuance costs. We believe that the presentation of Net Cash (Debt) provides useful information to investors because our management reviews Net Cash (Debt) as part of our oversight of overall liquidity, financial flexibility and leverage. We define Organic Revenue Growth as the year-over-year revenue growth excluding revenues from acquired businesses for the first twelve months following the date of acquisition. For purposes of this calculation, the revenue of an acquired business is classified as acquired revenue and excluded from Organic Revenue Growth until the thirteenth month following the acquisition date. Beginning in the thirteenth month, the revenue from that acquisition is included in the Organic Revenue Growth comparison against the corresponding prior-year period. This approach ensures comparability by aligning revenue bases year-over-year and isolating the performance of our ongoing operations. We believe that Organic Revenue Growth is a useful supplemental metric for investors and management, as it provides a clearer view of underlying revenue trends excluding the impact of acquisition-related growth. Disclosures (continued)

4

Presentation Team



Stewart Hall

Chief Executive Officer

- Co-founder of Federalist Group LLC, which was acquired by Ogilvy (WPP)
- Co-founder of CRS, which was merged to form PPHC
- M.A. and Ph.D. in Government from the University of Virginia

Select Prior Experience:

CRS CROSSROADS STRATEGIES | Ogilvy / WPP



Roel Smits

Chief Financial Officer

- CFO Americas of Kantar
- Brings vast M&A experience (100+ transactions) from tenures at WPP and HAL (Dutch Private Equity)
- International focus: lived and worked in US, UK, Singapore, Europe
- Advanced degrees at London Business School and Erasmus University in Rotterdam

Select Prior Experience:

KANTAR / WPP | HAL Investments



Thomas Gensemer

Chief Strategy Officer

- Former CEO and Managing Partner of Blue State Digital (sold to WPP 2012)
- Former Chief Strategy Officer for BURSON (WPP)
- Strategic communications advisor to corporates, NGOs and political campaigns in US, UK, and EU
- MA from New York University

Select Prior Experience:

International Rescue Committee | BLUE STATE / WPP

5 PPHC Overview

To be the preeminent global strategic communications provider by uniting a diverse group of leading specialists around the world for the collective success of our clients, employees, and shareholders Government Growing Influence on Corporate Success Regulatory and policy risk has surged as one of the most widely named challenges facing business leaders, underscoring how government action is now a primary driver of corporate outcomes Nature of Lobbying Has Changed Achieving policy objectives has evolved, requiring new capabilities in communication, grassroots engagement, and research Corporates Facing Geographic Dispersion of Government Decision Making With regulatory divergence across jurisdictions, influencing Washington is no longer sufficient; companies must also engage state capitals and global hubs such as Brussels and London Government Relations and Corporate Communications Getting Intertwined Companies must now approach political and reputational challenges as one and the same, aligning advocacy and communications to safeguard both policy outcomes and public trust Lessons Learned from Large Marketing Holding Companies Attempts by marketing holding companies to build public affairs capabilities often faltered due to fragmented acquisitions and lack of integration, highlighting the opportunity to approach the space differently Our mission Dynamics in the market for strategic communication that led us to start PPHC in 2014

7

PPHC – a leader in the global strategic communications market

$186.5M *'25A Revenue*	**$45.4M** *'25A Adjusted EBITDA(1)*	**~$20B+** *Total Addressable Market*
~90% *Revenues from retainer-based engagements*	**19.3%** *'20A-'25A Revenue CAGR*	**~1,400** *Current Clients*

- Operates a **complementary portfolio** of strategic communications advisory firms with foundational strength in **bi-partisan government relations**
- Currently servicing ~1,400 clients across industries, including nearly half of the Fortune 100, with **80%-85% renewal rates on existing contracts**
- **Platform operating structure** optimizes client conflict management while providing cross-sell opportunities and operational efficiencies
- Elite team of specialists who are committed to the Company's success, with **135+ employee shareholders**
- Long runway for **continued organic growth** and **proven track record of successful acquisitions**, integrations, and value creation

Headquartered in Washington DC, with offices in California, New York, Massachusetts, Tennessee, Texas, London, Abu Dhabi, Dubai, and Shanghai

Key Strategic Communications Capabilities

- Government Relations
- Corporate Communications
- Public Affairs Advisory
- Crisis Management
- Grassroots & Influencer Engagement
- Research & Analytics
- Financial Comms. & Investor Relations

(1) Adjusted EBITDA represents EBITDA pre-M&A costs; adjustments include share based accounting charge, M&A and LTIP related items. Refer to the appendix for the detailed Adj. EBITDA bridge.

8

12 years after our founding, our story is just getting started

Our foundation

2014 - 2021 (London IPO)



- Primary focus on US Federal government relations ("lobbying") and related public affairs services
- Established position as the market leader, ranked #1 in annual lobbying revenue from 2020 to 2024[1]

~40% Annual Growth

2017 - 2021 Revenue CAGR

Current

2022-2025 (London IPO to US IPO)



- Broadened reach to include US State and international offerings across 18 global offices
- Grew capabilities in public affairs, crisis management, investor relations and creative communications delivery
- Added research, compliance, data and other tech-enabled services

~17% Annual Growth

2021 – 2025 Revenue CAGR

The future

2026+ (post-US IPO)



- Continue to drive increased organic growth in combination with targeted acquisitions
- Build on established track record of geographic expansion
- Deepen offerings across research, compliance, data and other tech-enabled services

(1) Source: OpenSecrets and LDA Public Records.

9

10 Financial Summary

11 Highlights FY 2025 (and variances from FY 2024) Adjusted EBITDA $45.4m Up 18% from $38.6m Strong profit conversion Margin 24.3% Down 1.5pts from 25.8% Close to target of 25% Reduction in margin due to (i) business mix shift lessening emphasis on high margin GR, and (ii) restoring bonus pool Adjusted Net Income $36.6m Up 32% from $27.7m Impacted by higher interest (from increase in bank loans) but lower effective tax rate Margin 19.6% Up 1.1pts from 18.5% Adjusted Free Cash Flow $36.9m Up 66% from $22.2m Continuing strong cash flow generation due to low capex needs GAAP EPS $(2.37) Up from $(2.34) Still negative due to 2021 IPO related Share Based accounting charge which will run out in 2026 Adjusted EPS - Fully Diluted $1.39 Up 24.7% from $1.11 EPS development strong in 2025, due to organic growth and EPS accretive acquisitions. Dividend per share $0.240 Final dividend up 2% from $0.235 $0.355 Full year Dividend down 24% from $0.470 Dividend reduced from past practice – aimed at re-investing in accretive M&A and share repurchases Net (Debt)/Cash at period end $(26.6)m Down $9.0m from $(17.5)m Added $24m Incremental debt in 2025 for Trailrunner acquisition, offset by ongoing repayments, Maintaining prudent leverage ratio (less than 1x EBITDA). Revenue $186.5m Up 24.7% from $149.6m Organic growth +6%, with GR +4%, Corporate Comms & Public Affairs +9%, and Compliance and Insights +22%

12 $31 $35 $39 $45 2022 2023 2024 2025 Attractive financial profile with strong track record of growth and profitability Financial Performance ▪ Revenue growth 25%, of which 6% organic ▪ EBITDA margin 24% ▪ Highly reoccurring revenue model drives durable financial profile and forward earnings visibility ▪ Proven ability to identify, acquire and integrate strategic acquisitions accretive to value ▪ Strong, consistent profitability, leveraging centralized cost sharing ▪ Capital light model with high cash flow conversion ’22 - ’25 CAGR: 17% Adjusted EBITDA2 Adjusted EBITDA2 Margin 29% 26% 10% $ in millions Consol idated Revenue and Growth Source: Company filings. (1) Contribution from acquired companies attributed as ‘Growth from M&A’ in first 12 months post-acquisition. (2) Adjusted EBITDA represents EBITDA pre-M&A costs; adjustments include share based accounting charge, M&A and LTIP related items. Refer to the appendix for the detailed Adj. EBITDA bridge. 24% Prior Year Revenue Organic Growth Growth from M&A1 YOY Revenue Growth Adjusted EBITDA and Marg in $ in millions 25% 26% 24% 11% $109 $135 $150 $187 99 109 135 150 7 2 4 9 3 24 11 28 2022 2023 2024 2025

13Organic Revenue Growth by Segment Organic growth by segment in 2025: • Government Relations (GR) steady at 4% • Corporate Communications and Public Affairs (CCPA) ended at 9%, with strong bounce back after 2023/2024 • Compliance and Insights Services (CIS): continuing very strong streak at 22% CIS

Profit by segment

Revenue and Profit by Segment	*($ in millions)*						
	Three months ended December 31,			**Years ended December 31,**			% of total
	2025	2024	% variance	**2025**	2024	% variance	**2025**
Government Relations							
Revenue	**$ 27.6**	$ 25.9	6.6 %	**$ 108.5**	$ 102.5	5.9 %	**58.2 %**
Segment Adjusted pre-bonus EBITDA	**12.8**	11.5	10.8 %	**$ 48.5**	$ 46.9	3.4 %	**65.1 %**
Segment Adjusted pre-bonus EBITDA margin	**46.3 %**	44.6 %	*1.8 pts*	**44.7 %**	45.8 %	*(1.1)pts*	
Corporate Communications and Public Affairs							
Revenue	**$ 18.9**	$ 10.4	82.1 %	**$ 65.1**	$ 36.4	78.7 %	**34.9 %**
Segment Adjusted pre-bonus EBITDA	**$ 6.1**	$ 2.8	117.5 %	**$ 18.8**	$ 7.8	141.7 %	**25.3 %**
Segment Adjusted pre-bonus EBITDA margin	**32.3 %**	27.0 %	*5.3 pts*	**28.9 %**	21.4 %	*7.5 pts*	
Compliance and Insights Services							
Revenue	**$ 3.4**	$ 2.8	22.6 %	**$ 13.0**	$ 10.7	21.5 %	**7.0 %**
Segment Adjusted pre-bonus EBITDA	**$ 1.9**	$ 1.4	42.1 %	**$ 7.1**	$ 5.1	39.5 %	**9.5 %**
Segment Adjusted pre-bonus EBITDA margin	**56.0 %**	48.3 %	*7.7 pts*	**54.7 %**	47.7 %	*7.0 pts*	
Total							
Revenue	**$ 49.9**	$ 39.0	27.8 %	**$ 186.5**	$ 149.6	24.7 %	**100.0 %**
Segment Adjusted pre-bonus EBITDA	**$ 20.8**	$ 15.7	32.6 %	**$ 74.5**	$ 59.8	24.5 %	**100.0 %**
Segment Adjusted pre-bonus EBITDA margin	**41.7 %**	40.2 %	*1.5 pts*	**39.9 %**	40.0 %	*(0.1)pts*	
Non-allocated Bonus	**(5.5)**	(3.3)	67.8 %	**(16.7)**	(10.4)	61.1 %	
Non-allocated Corporate costs	**(2.8)**	(2.6)	8.1 %	**(12.4)**	(10.9)	13.6 %	
Adjusted EBITDA	**12.4**	9.8	27.2 %	**45.4**	38.6	17.7 %	
Adjusted EBITDA Margin	***24.9 %***	*25.0 %*	*(0.1)pts*	***24.3 %***	*25.8 %*	*(1.5)pts*	

Comments 2025FY

GR (58% of our business) highly profitable and steady at ~ 45% margin

CCPA (increasing to 35% of our business) improving margin from 21% to 29%, helped by recovery in volume

CIS (steady at 7% of our business) improving margin from 48% to 55%

Bonus pool restored after softer 2024

Non-allocated corporate costs increased by 13%, building platform

Overall margin reducing 1.5pt to 24.3%

15Free Cash Flow strong in 2025 EBITDA steadily increasing to $45m in 2025 Cashflow was steady in 2022-2024 followed by strong performance in 2025 Drivers of strong 2025 performance: (timing of) accretive acquisitions, lower tax payments, strong focus on working capital $37

16Balance Sheet and Dividend proposal ($ in millions) December 31, 2025 December 31, 2024 Total Debt $47.0 $32.0 Cash and Cash Equivalents 20.4 14.5 Total Net Debt $26.6 $17.5 Source: Company filings. (1) Refer to the appendix for the detailed adjusted free cash flow bridge Balance Sheet Supports Growth Strategy y Balance sheet supports Growth Strategy with Net Debt < 1x Adjusted EBITDA y Final Dividend proposed of $0.24 per share, up 2% from PY Dividend per share Dividend $m Interim Final Total Interim Final Total Paid in Oct Paid May next yr Paid in Oct Paid May next yr Book year: 2023 $ 0.230 $ 0.485 $ 0.715 $5.2 $11.2 $16.4 2024 $ 0.235 $ 0.235 $ 0.470 $5.6 $5.8 $11.4 2025 $ 0.115 $ 0.240 $ 0.355 $2.9 $6.9 $9.7 Growth 2024 vs 2023 2.2% (51.5) % (34.3) % 8.3% (48.3) % (30.5) % Growth 2025 vs 2024 (51.1) % 2.1% (24.5) % (48.8) % 18.6% (14.5) %

17

P&L results FY 2025

Track record of profitable growth

Income Statements *($ in millions, except percentages and per share amounts)*	FY 2025	FY 2024	Change %	Change ($)
Revenue	**$186.5**	**$149.6**	**25%**	**37.0**
Adjusted EBITDA	**$45.4**	**$38.6**	**18%**	**6.8**
Adjusted EBITDA - margin	*24.3%*	*25.8%*	*(1.5)pts*	
M&A expenses	(0.8)	(2.4)	(66%)	1.6
Adjusted EBITDA incl. M&A expenses	**44.5**	**36.1**	**23%**	**8.4**
Adjusted EBITDA incl. M&A expenses - margin	*23.9%*	*24.2%*	*(0.3)pts*	
Depreciation	(0.2)	(0.1)	41%	(0.1)
Adjusted EBIT	**44.4**	**36.0**	**23%**	**8.4**
Interest	(3.3)	(1.7)	93%	(1.6)
Adjusted EBT	**41.0**	**34.3**	**20%**	**6.8**
Taxes	(4.4)	(6.5)	(33%)	2.1
Effective tax rate	*10.7%*	*19.1%*	*(8.4)pts*	
Adjusted Net Income	**$36.6**	**$27.7**	**20%**	**8.9**
Adjusted Net income - margin	*19.6%*	*18.5%*	*1.1 pts*	
Adjusted EPS, basic	**1.48**	**1.17**	**26%**	**0.31**
Adjusted EPS, fully diluted	**1.39**	**1.11**	**25%**	**0.27**
Dividend Paid – per share	**0.344**	**0.702**	**(51%)**	**(0.358)**
Adjusted Net Income	**$36.6**	**$27.7**	**32%**	**8.9**
Share-based accounting charge	29.6	31.8	(7%)	(2.2)
M&A: Post-combination comp	21.3	11.6	83%	9.7
M&A: bargain purchase	(2.0)	(2.5)	(17%)	0.4
M&A: change in contingent consideration	5.1	1.9	170%	3.2
Long Term Incentive Program charges	7.1	4.2	70%	2.9
Amortization intangibles	6.0	4.7	29%	1.4
Loss on impairment of intangible assets	2.9	—	—	2.9
Loss on impairment of goodwill	6.2	—	—	6.2
Other income	(0.6)	—	—	(0.6)
Net Income (Reported)	**($39.0)**	**($24.0)**	**63%**	**(15.0)**

Commentary

- **P&L growing** at top and bottom line
- **Adjusted EBITDA margin strong at** 24.3% just below 25%. Impacted by fast growth in lower margin segment Corp Comms & PA, as well as restoring bonus pool from 2024.
- **M&A expenses reduced** from high in 2024 (was driven by first non-US acquisition)
- **Interest charges increasing** due to M&A partially debt-funded
- **Effective tax rate reducing to** 10.7% due to mix of permanent and temporary differences tax vs GAAP
- **EPS growth strong at 25%,** with higher earnings offset by increase in average share count from customary LTIP and M&A
- **Non-cash charges excluded from Adjusted Net Income:**
  - Share based accounting charge: relating to decision at IPO to make all shares subject to vesting schedule with employment condition
  - M&A post-combination compensation: portion of past and future purchase price made subject to vesting schedule with employment condition
  - M&A bargain purchase: negative goodwill as result of making part of acquisition payment subject to employment condition, expensing through P&L
  - M&A change in contingent consideration: due to change in estimate of future earnout payments
  - LTIP charges: relating to grants of Options, RSAs and RSUs to employees as part of Omnibus program
  - Amortization of Intangibles: amortization of acquired client lists and technology
  - Impairment charges : one-off loss recognized on goodwill and other intangibles relation to Pagefield acquisition

18

Cash flow FY 2025

Track record of strong operational cash flow

Non-GAAP Cash Flow Statement *($ in millions, except percentages)*	FY 2025	FY 2024	Change %	Change ($)
Net cash provided by operating activities (as reported)	**$24.8**	**$16.4**	**51%**	**$8.4**
Prepaid post-combination expense	10.5	4.6	125%	5.8
Change in other liability	1.7	1.0	75%	0.7
Change in contingent consideration	—	0.3	—	(0.3)
Acquisition payments included in cash flow from operations	12.2	5.9	107%	6.3
Capex	—	(0.1)	(80%)	—
Adjusted Free Cash Flow	**36.9**	**22.2**	**66%**	**14.7**
Cash paid for acquisitions, net of cash acquired	(21.1)	(19.8)	6%	(1.3)
Acquisition Payments included in Cash flow from Operations	(12.2)	(5.9)	107%	(6.3)
Acquisition Payments included in Cash flow from Financing	(0.6)	(0.8)	(22%)	0.2
Cash flow related to acquisitions	**(33.8)**	**(26.4)**	**28%**	**(7.4)**
Proceeds from notes payable	24.0	25.0	(4%)	(1.0)
Payment of debt issuance costs	(0.1)	(0.2)	(40%)	0.1
Loan issued to related parties	(0.5)	—	—	(0.5)
Proceeds received for notes receivable - related parties	—	0.4	(100%)	(0.4)
Principal payment of note payable	(9.2)	(3.9)	137%	(5.3)
Cash Flow related to debt financing	**14.2**	**21.3**	**(33%)**	**(7.1)**
Dividends paid	(8.7)	(16.8)	(49%)	8.2
Payment of deferred equity offering costs	(2.9)	—	—	(2.9)
Cash Flow related to equity financing	**(11.6)**	**(16.8)**	**(31%)**	**5.3**
Effect of foreign exchange rate changes on cash and cash equivalents	0.2	(0.1)	(389%)	0.2
Net Cash Movement	**5.9**	**0.2**	2,926%	5.7

Commentary

- **(non-GAAP) Adjusted Free Cash Flow increasing by 66% to $36.9m,** while reflecting typical lower cash generation H1 due to bonus payments
- **Acquisition payments up from $19.8m to $21.1m; reflecting** completion payment Trailrunner as well as earnout payment KP
- **Dividend payment reduced from $16.8m to $8.7m** in accordance with new dividend policy, attributing more cash to M&A
- **Financing Cash Flow** reflecting acquisition of $24m incremental debt facility from Bank of America for funding acquisition of Trailrunner; offset by ongoing repayments
- **Net cash position by September 2025** was ($26.6)m, being balance of $20.4m cash and $47.0m debt.
- NB. This table reflects non-GAAP presentation. PPHC's GAAP Cash Flow statement has acquisition-related payments spread across Operational, Investment and Financing Cashflow subtotals, as a consequence of certain acquisition payments being made subject to continued employment.

19 Impressive M&A track record since London IPO in 2021 October 2022 Gov’t Relations & Public Affairs in California March 2023 Gov’t Relations and associated services in all states May 2024 Public Affairs and Strategic Communications in California June 2024 Corporate Communications in London, UK April 2025 Corporate Communications in Texas, NY, & internationally PINE COVE STRATEGIES August 2025 Gov’t Relations and Energy Expertise in Texas 6 # of managers involved in earnout 13 # of managers involved in earnout 6 # of managers involved in earnout 10 # of managers involved in earnout 10 # of managers involved in earnout 2+ # of managers involved in earnout

20 Typical acquisition structure: y Upfront Payment in combination with multiple earnout payments over longer period y Earnout payments only materialize if company grows profit following acquisition by PPHC y Each payment mix of cash and shares y Earnout payments to be shared with ‘next generation’ management y Significant portion of each payment made conditional upon continued employment (despite accounting complexities) y Typical length of transaction could be 7-9 years (earnout period + vesting tail) Acquisitions structured to drive bottom line growth in risk-controlled way and increase internal share ownership Benefits of deploying earnouts and payments in shares y Risk mitigation, because final valuation based on future results y Generally anticipating recovery of ~60-80% of price paid during earnout (and ~80%-100% of cash) y Sellers become ‘owners’ of PPHC y Share payments based on future share price Cumulative Purchase Price Under Various Target Growth Scenarios CAGR (Yr 0 to 5) Profit After Tax Cu m ul at iv e Pu rc ha se P ri ce ($ M ) Closing Payment Interim Payment Final Payment (10%) (5%) 0% 5% 10% 15% 20% 25% 30% $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 ($ in millions) 2026 2027 2028 2029 2030 Total Expected earnout payments in Cash $ 12.0 $ 4.6 $ 22.8 $ 1.3 $ 3.9 $ 44.6 Expected earnout payments in PPHC stock $ 4.6 $ 1.7 $ 22.8 $ 0.8 $ 3.9 $ 33.7 Expected earnout payments - total $ 16.6 $ 6.3 $ 45.5 $ 2.1 $ 7.9 $ 78.3 Cumulative Purchase Price Under Various Target Growth Scenarios

21 Outlook & Guidance Medium Term For the upcoming years, the Company expects: • Revenue growth at an average organic rate of approximately 5%, and this will be supplemented by the impact of acquisitions • Adjusted EBITDA Margin of approximately 25%, although in 2026 we will experience the impact from assuming US public company costs and certain technology investments.

Click to edit Master Texts Style 22 Strategy Overview

23 Our operating companies have highly-complementary specializations and reach Corporate Communications and Public Affairs Federal and International Government Relations State Government Relations, Compliance and Insights

24

We focus on our clients' toughest challenges and most important audiences


Stakeholders – *increasingly interconnected across medium and geographies*
Politicians & Staff
Regulators
Political Allies & NGOs
Targeted Voters
Journalists
Investors & Analysts
Other Elite Audiences
Strategic Objectives
Policymaker Interface
Agenda Setting
New Market Entry / Growth
Issues Mgmt.& Crisis
Thought Leadership
Government Relations
(Lobbying / Direct Advocacy)
Corporate Communications & Public Affairs
PPHC
Strategic Communications

"Every political problem is an instant reputational problem, and every reputational problem is an instant political problem."

– Stewart Hall, CEO PPHC

25

26

27 Long-standing relationships with clients in key regulated end-markets Total $186.5M Blue chip client base including nearly half of Fortune 100 21.8 17.9 15.3 14.7 14.3 13.2 10.3 8.0 7.3 6.8 6.8 6.7 6.3 5.6 5.0 4.9 4.7 4.0 3.1 2.9 2.3 1.9 1.7 0.9 Finance Business Services Technology Healthcare Energy Pharma Transportation Construction Education Recreation / Tourism Other Issue Advocacy Defense Associations Manufacturing Media / Comms Environment Telecom Retail Alcohal / Tobacco /... Food & Beverage Automotive Agriculture Other / Unidentified Labor 2025 PPHC Revenues by industry

28 613 31 176 Total Clients spending >$100k / year Clients spending >$250k / year 2018 2019 2020 2021 2022 2023 2024 2025 Client Revenues as % Total Revenue for the Year Ended Our number of clients Customer Analysis Customer Analysis Highly diversified, growing client base with mitigated concentration risk 80-85% Annual client retention ($ based) ~90% Revenues from retainer-based engagements<250 >1,400 26% 9% 18% 6%7% 2% Top 10 Top 5 Top 1 2018 2019 2020 2021 2022 2023 2024 2025 Client Count as of Year-end

29

30 A decade of successful growth and value creation 2014 2014 Founding firms CRS and FTP, combined under PPHC banner 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2018 Acquisition of Blue Engine & Merger of JDA into Seven Letter 2019 Acquisition of O’Neill & Associates, Boston 2020 Acquisition of Alpine Group 2021 IPO on LSE AIM (Dec21) 2022 Acquisition of KP Public Affairs, Sacramento 2023 Acquisition of Multistate 2024 Acquisition of Lucas PA and Pagefield 2025 Acquisition of TrailRunner International 2016 2017 Acquisition of JDA Frontline 2015 2025 Prior Year Revenue + Organic Growth $ in millions Growth from M&A1 PINE COVE STRATEGIES (Closed 8/1/2025) (1) Contribution from acquired companies attributed as ‘Growth from M&A’ in first 12 months post-acquisition. Acquisition of Capitol Strategies $21 $26 $34 $56 $77 $99 $109 $135 $150 $187 20 24 33 45 60 96 106 111 139 159 11 17 24 11 28

31 y Expand growth through key hires or acqui-hires y Equitize next-generation leaders to drive retention and create long-term value y Develop rising talent through mentorship and training Building scale through client service and talent expansion Talent-Led Growth y Cross-sell services from multiple brands y Launch new practice areas y Expand data and intelligence offerings y Win new business with integrated practice approach Service Expansion & Integration y Increase client penetration and retention y Grow share of wallet y Invest in go-to-market for new client acquisition Client Expansion & Monetization ` y Expand geographic reach y Add new capabilities and service lines y Strengthen existing offerings through selective tuck-in deals and acqui-hires y Consolidate fragmented segments of the industry y Achieve scale benefits and operating leverage Growth through M&A

32

Active M&A pipeline, expanding geographies and capabilities

Ample scope for growth through M&A

- Multiple M&A opportunities under consideration/review, which would expand geographies and capabilities
- Typically, earnout transactions, whereby future payments are conditioned upon growth post-acquisition
- Funded through mix of cash and shares
- If required, increasing debt ratio to ~1.5-2.0x EBITDA

Criteria for M&A opportunities

- Best in class ethical and compliance standards
- Market share and diversification benefits
- Premium financial profiles and maintenance of group-wide margin targets
- Long-term revenue synergy potential and opportunities

Why high quality companies choose to join PPHC

- Strong alignment of cultures and interests
- Ability to capture synergy benefits in valuation
- Achieve legacy continuation in parallel with gradual handover
- Listed currency provides both transparency and ongoing incentivization
- Opportunity to join an aspiring group of like-minded entrepreneurs

50+ opportunities under consideration at any point in time


Qualification
Early Dialogue
Advanced Conversations
IOI Consideration

33 Conclusion

34We aim to be the preeminent provider of strategic communications around the world High Level of Stability ü Steadily growing market ü Low political dependency ü Low client dependency ü High % of retained work ü High client retention ü Stability from high employee ownership ü Low risk M&A because paying performance adjusted price ü Low capital investment PPHC’s model proves that selective consolidation generates attractive shareholder returns while simultaneously providing valuable outcomes for clients The opportunity for scale is significant in a very fragmented policy industry that represents a TAM of over $20B. Moving further into corporate communications greatly expanded our addressable market PPHC uniquely combines the strong profitability and retention of a trusted, client-focused advisory with the growth of a dynamic, high-demand strategic communications market Our firms operate in the high-end, high-margin Strategic Communications space with offerings of Corporate Communications, Lobbying and Public Affairs

35 Appendix

36

Detailed GAAP P&L

Income Statements	Three months ended December 31,				Twelve months ended December 31,			
($ in millions, except percentages)	2025	2024	% Variance	$ Variance	2025	2024	% Variance	$ Variance
Revenue	**$ 49.9**	**$ 39.0**	**27.8 %**	**$ 10.8**	**$ 186.5**	**$ 149.6**	**24.7 %**	**$ 37.0**
Operating expenses:								
Staff cost - direct	24.2	19.6	23.3 %	4.6	92.1	75.6	21.8 %	16.5
Share based accounting charge - direct	6.7	7.2	(7.7)%	(0.6)	26.7	26.6	0.4 %	0.1
Long term incentive program charges - direct	2.2	1.5	51.4 %	0.7	6.0	3.3	81.4 %	2.7
Post-combination compensation - direct	8.5	2.9	198.5 %	5.7	21.3	11.6	83.4 %	9.7
Bonus - direct	4.6	3.0	52.8 %	1.6	14.7	9.5	55.8 %	5.3
Salaries and other personnel costs	**46.2**	**34.2**	**35.2 %**	**12.0**	**160.8**	**126.6**	**27.0 %**	**34.2**
Amortization expense – technology	0.1	0.1	— %	—	0.6	0.6	— %	—
Office costs	1.7	1.3	36.3 %	0.5	6.5	5.1	28.3 %	1.4
Office and other direct costs	**1.9**	**1.4**	**32.7 %**	**0.5**	**7.1**	**5.7**	**25.5 %**	**1.4**
Cost of services	**48.1**	**35.6**	**35.1 %**	**12.5**	**167.9**	**132.3**	**26.9 %**	**35.6**
Staff cost - indirect	1.7	1.5	16.4 %	0.2	7.5	6.1	22.0 %	1.3
Share based accounting charge - indirect	0.7	0.7	— %	—	3.0	5.2	(42.7)%	(2.2)
Long term incentive program charges - indirect	0.3	(0.3)	(198.6)%	0.5	1.0	0.8	25.5 %	0.2
Non-staff costs	4.2	3.6	16.8 %	0.6	18.3	13.8	32.9 %	4.5
Bonus - indirect	0.9	0.3	222.2 %	0.6	2.0	0.9	115.7 %	1.1
Salaries, general and administrative	**7.9**	**5.9**	**34.3 %**	**2.0**	**31.8**	**26.8**	**18.5 %**	**5.0**
Mergers and acquisitions expense	**0.4**	**0.8**	**(44.7)%**	**(0.3)**	**0.8**	**2.4**	**(65.6)%**	**(1.6)**
Amortization	1.3	1.2	12.9 %	0.1	5.5	4.1	33.5 %	1.4
Depreciation	—	—	27.1 %	—	0.2	0.1	41.2 %	0.1
Depreciation and amortization expense	**1.4**	**1.2**	**13.3 %**	**0.2**	**5.7**	**4.2**	**33.7 %**	**1.4**
Loss on impairment of intangible assets	**2.9**	**—**	**— %**	**2.9**	**2.9**	**—**	**— %**	**2.9**
Loss on impairment of goodwill	**6.2**	**—**	**— %**	**6.2**	**6.2**	**—**	**— %**	**6.2**
Change in fair value of contingent consideration	**0.2**	**0.1**	**39.5 %**	**0.1**	**5.1**	**1.9**	**169.5 %**	**3.2**
Total operating expenses	**67.1**	**43.6**	**53.9 %**	**23.5**	**220.5**	**167.7**	**31.4 %**	**52.7**
Loss from operations	**(17.2)**	**(4.6)**	**277.0 %**	**(12.6)**	**(33.9)**	**(18.2)**	**86.8 %**	**(15.8)**
Gain on bargain purchase	2.0	—	— %	2.0	2.0	2.5	(17.1)%	(0.4)
Other income, net	0.6	—	32,828.1 %	0.6	0.6	—	— %	0.6
Interest income	—	—	(121.1)%	—	0.1	0.2	(54.2)%	(0.1)
Interest expense	(0.9)	(0.6)	66.9 %	(0.4)	(3.4)	(1.9)	79.0 %	(1.5)
Net loss before income taxes	**(15.5)**	**(5.1)**	**204.8 %**	**(10.4)**	**(34.6)**	**(17.4)**	**98.8 %**	**(17.2)**
Income tax expense	$ (0.3)	$ 1.7	(115.9)%	$ (1.9)	$ 4.4	$ 6.5	(32.8)%	$ (2.1)
Net income	**$ (15.2)**	**$ (6.7)**	**126.1 %**	**$ (8.5)**	**$ (39.0)**	**$ (24.0)**	**62.8 %**	**$ (15.0)**

37 Adjusted EBITDA Bridge ($ in millions, except percentages) Three months ended December 31, Year ended December 31, 2025 2024 2025 2024 2023 Net loss ($15.2) ($6.7) ($39.0) ($24.0) ($14.2) Net loss margin (31%) (17%) (21%) (16%) (11%) Adjustments: Interest income — — (0.1) (0.2) — Interest expense 0.9 0.6 3.4 1.9 1.0 Income tax expense (0.3) 1.7 4.4 6.5 7.5 Depreciation and amortization 1.5 1.3 6.2 4.8 4.0 Loss on Impairment of Intangible Assets 2.9 — 2.9 — — Loss on Impairment of Goodwill 6.2 — 6.2 — — Other expense (0.6) — (0.6) — — EBITDA (4.6) (3.2) (16.5) (11.0) (1.7) Long-term incentive program charges 2.5 1.2 7.1 4.2 2.8 Share-based accounting charge 7.4 8.0 29.6 31.8 30.9 Post-combination compensation charge 8.5 2.9 21.3 11.6 6.3 Change in fair value of contingent consideration 0.2 0.1 5.1 1.9 1.7 Gain on bargain purchase, net of deferred taxes (2.0) — (2.0) (2.5) (4.8) Adjusted EBITDA incl. M&A expenses 12.0 9.0 44.5 36.0 35.2 M&A costs 0.4 0.8 0.8 2.4 0.3 Adjusted EBITDA $12.4 $9.8 $45.4 $38.4 $35.5 Adjusted EBITDA Margin 25% 25% 24% 26% 26%

38 Organic Growth by Segment ($ in millions, except percentages) Three months ended December 31, 2025 2024 Revenue from acquisitions Organic revenue Total revenue Total revenue Organic Revenue Growth(1) Total Growth Government Relations Consulting $ 0.8 $ 26.8 $27.6 $ 25.9 3.6% 6.6 % Corporate Communications & Public Affairs Consulting 7.9 10.9 18.9 10.4 5.5% 82.1 % Compliance and Insights Services — 3.4 3.4 2.8 22.6% 22.6 % Total $ 8.7 $ 41.1 $49.9 $ 39.0 5.4% 27.8% ($ in millions, except percentages) Years ended December 31, 2025 2024 Revenue from acquisitions Organic revenue Total revenue Total revenue Organic Revenue Growth(1) Total Growth Government Relations Consulting $ 2.3 $ 106.2 $ 108.5 $ 102.5 3.6% 5.9 % Corporate Communications & Public Affairs Consulting 25.4 39.7 65.1 36.4 8.9% 78.7 % Compliance and Insights Services — 13.0 13.0 10.7 21.5% 21.5 % Total $ 27.7 $ 158.9 $ 186.5 $ 149.6 6.2% 24.7%

39 Revenue by Geography ($ in millions, except percentages) Three months ended December 31, Years ended December 31, 2025 2024 $ change % change 2025 2024 $ change % change United States $ 47.3 $ 37.3 $ 10.0 26.8% $ 177.6 $ 145.5 $ 32.1 22.1 % International 2.5 1.7 0.8 49.6% 8.9 4.1 4.8 117.1 % Revenue by geographic market $ 49.9 $ 39.0 $ 10.8 27.8% $ 186.5 $ 149.6 $ 36.9 24.7%

40 Earnout Obligations ($ in millions) 2026 2027 2028 2029 2030 Total Expected earnout payments in Cash $ 12.0 $ 4.6 $ 22.8 $ 1.3 $ 3.9 $ 44.6 Expected earnout payments in PPHC stock 4.6 1.7 22.8 0.8 3.9 33.7 Expected earnout payments - total $ 16.6 $ 6.3 $ 45.5 $ 2.1 $ 7.9 $ 78.3 Maximum earnout payments in Cash $ 17.5 $ 15.4 $ 22.8 $ 18.0 $ 10.0 $ 83.7 Maximum earnout payments in PPHC stock 7.5 6.9 22.8 11.0 10.0 58.2 Maximum earnout payments - total $ 25.0 $ 22.4 $ 45.5 $ 45.5 $ 20.0 $ 141.9

41 Adjusted Free Cash Flow Bridge ($ in millions, except percentages) Year ended December 31, 2025 2024 2023 Net cash provided by operating activities 24.8 $16.4 $10.2 Prepaid post-combination expense 10.5 4.6 9.5 Change in other liability 1.7 1.0 1.8 Change in contingent consideration — 0.3 — Capex — (0.1) (0.2) Adjusted Free Cash Flow $37.0 $22.2 $21.3

42 Adjusted EPS Bridge ($ in millions, except percentages, shares, and per share) Twelve months ended December 31, 2025 2024 Adjusted Net Income $36.6 $27.7 Share-based accounting charge 29.6 31.8 M&A: Post-combination comp 21.3 11.6 M&A: Bargain purchase (2.0) (2.5) M&A: Change in contingent consideration 5.1 1.9 Long term incentive program charges 7.1 4.2 Amortization of intangibles 6.0 4.7 Other Income (0.6) — Loss on impairment of goodwill and intangible assets 9.1 — Reported Net Income ($39.0) ($24.0) Common Shares, weighted average 17,466,665 13,409,160 Nonvested shares, weighted average 7,308,131 10,231,644 Legally outstanding shares, weighted average 24,774,796 23,640,804 Stock options and RSUs outstanding, weighted average 1,664,182 1,313,622 Total securities on a fully diluted basis, weighted average 26,438,978 24,954,426 Adjusted Net Income $36.6 $27.7 Total securities on a fully diluted basis, weighted average 26,438,978 24,954,426 Adjusted EPS, Fully Diluted $1.39 $1.11

43 Information per Share Share count in thousands Years ended December 31, 2025 2024 Share count / $ Change % Change # of shares period end - GAAP - basic and fully diluted 20,822 16,884 3,938 23.3% # of shares period end - Legally outstanding - basic 25,174 24,018 1,157 4.8% # of shares period end - Legally outstanding - fully diluted 26,868 25,564 1,305 5.1% # weighted avg shares - GAAP - basic and fully diluted 17,467 13,409 4,058 30.3% # weighted avg shares - Legally outstanding - basic 24,775 23,641 1,134 4.8% # weighted avg shares - Legally outstanding - fully diluted 26,439 24,954 1,485 5.9 % EPS - GAAP reported (basic and fully diluted) $ (2.37) $ (2.34) $ (0.03) 1.4 % Adjusted EPS - basic $ 1.48 $ 1.17 $ 0.31 26.4 % Adjusted EPS - fully diluted $ 1.39 $ 1.11 $ 0.27 24.7 % Dividend paid - per share $ 0.344 $ 0.702 $ (0.358) (51.0) % Adjusted Free Cash Flow per share $ 1.49 $ 0.94 $ 0.55 58.5%

44Our member companies achieve clear benefits from joining the PPHC platform Enhanced revenue generation through cross-referral network Structured referrals across 11 specialized companies creates new business opportunities through conflict-free client sharing and integrated service delivery to Fortune 500 and beyond Operational discretion with centralized back-office Founders maintain key elements of autonomy and culture, benefiting from uniform and efficient financial infrastructure, legal services, HR and compliance, allowing greater focus on quality of service Conflict mitigation and market coverage expansion Multiple branded entities enable acceptance of otherwise conflicted clients while systematic processes maximize market coverage across political spectrum Economies of scale and procurement advantages Shared infrastructure creates meaningful cost synergies through unified systems, group-wide vendor negotiations, and consolidated purchasing power across all member companies Access to acquisition currency and employee equity programs Public company status enables share-based acquisitions and compensation while Omnibus Incentive Plan provides equity participation to enhance talent recruitment and retention

45 Source: OpenSecrets. Note: LDA billings are not the entirety of PPHC revenues, or those of the specific firm mentioned. Government Relations & Policy Advocacy PPHC, on a consolidated basis, represents the second largest provider of federal lobbying services in the US ~$76.1M 2025 Consolidated Federal Lobbying Revenue PPHC - three companies in top 25 federal lobbying firms Why We Win y Unmatched policy expertise across U.S. federal and state landscapes y Long-standing relationships with key policymakers yMarket leader with proven impact on legislative and regulatory outcomes y Integrated communications and advocacy model y Scalable national and international footprint y Highly attractive place to work for senior talent Lobbying Firm 2025 Fed Lobbying Rev ($M) Ballard Partners $88.1 Brownstein Hyatt et al 73.8 BGR Group 71.5 Akin Gump et al 65.4 Cornerstone Government Affairs 55.7 Holland & Knight 54.9 Miller Strategies 51.1 Invariant LLC 47.2 Thorn Run Partners 32.3 Cassidy & Assoc 30.6 Crossroads Strategies 28.3 Mehlman Consulting 28.3 Continental Strategy 27.4 Forbes Tate Partners 26.4 Mercury 25.4 Capitol Counsel 25.4 S-3 Group 24.2 Tiber Creek Group 23.8 Squire Patton Boggs 23.5 Strategic Marketing Innovations 22.9 Checkmate Government Relations 22.2 Alpine Group (Includes Alpine Advisors) 21.4 K&L Gates 20.8 Van Scoyoc Assoc 19.5 Mindset Advocacy 18.3